Exhibit 4.1
FLORIDA PUBLIC UTILITIES COMPANY,
a subsidiary by merger of
CHESAPEAKE UTILITIES CORPORATION
To
U.S. BANK NATIONAL ASSOCIATION,
Trustee
SEVENTEENTH SUPPLEMENTAL INDENTURE
Dated as of April 12, 2011
Supplementing and Modifying The
Indenture of Mortgage and Deed of Trust
Dated as of September 1, 1942
This is a Security Agreement covering Personal Property as
well as a Mortgage upon Real Estate and Other Property

This is a Security Agreement covering Personal Property as
well as a Mortgage upon Real Estate and Other Property
SEVENTEENTH SUPPLEMENTAL INDENTURE
This Seventeenth Supplemental Indenture, dated for convenience as of April  ____, 2011, between CHESAPEAKE UTILITIES CORPORATION (Chesapeake), as Guarantor, a Delaware corporation whose mailing address is: 909 Silver Lake Boulevard, Dover, DE 19904, FLORIDA PUBLIC UTILITIES COMPANY (Florida Public Utilities), as Primary Debtor, a Florida corporation whose mailing address is: 410 South Dixie Highway, West Palm Beach, FL 33401, and U.S. BANK NATIONAL ASSOCIATION (Trustee), a national banking association whose mailing address is: 225 Water Street, Suite 700, Mail Code EX-FL-WWSJ, Jacksonville, FL 32202.
WHEREAS, Florida Public Utilities has heretofore executed and delivered to the Trustee an Indenture of Mortgage and Deed of Trust dated as of September 1, 1942 (Original Indenture), to secure, as provided therein, its bonds, to be designated generally as its First Mortgage Bonds, and to be issued in one or more series as provided in the Original Indenture;
WHEREAS, Florida Public Utilities has heretofore executed and delivered to the Trustee sixteen indentures supplemental to the Original Indenture as follows: the First Supplemental Indenture dated as of December 1, 1945 (First Supplemental Indenture), the Second Supplemental Indenture dated as of March 1, 1948 (Second Supplemental Indenture), the Third Supplemental Indenture dated as of August 1, 1954 (Third Supplemental Indenture), the Fourth Supplemental Indenture dated as of August 1, 1956 (Fourth Supplemental Indenture), the Fifth Supplemental Indenture dated as of September, 1958 (Fifth Supplemental Indenture), the Sixth Supplemental Indenture dated as of July 1, 1959 (Sixth Supplemental Indenture), the Seventh Supplemental Indenture dated as of June 1, 1963 (Seventh Supplemental Indenture), the Eighth Supplemental Indenture dated as of June 1, 1965 (Eighth Supplemental Indenture), the Ninth Supplemental Indenture dated as of July 1, 1972 (Ninth Supplemental Indenture), the Tenth Supplemental Indenture dated as of July 1, 1975 (Tenth Supplemental Indenture), the Eleventh Supplemental Indenture dated as of June 1, 1983 (Eleventh Supplemental Indenture), the Twelfth Supplemental Indenture dated as of May 1, 1988 (Twelfth Supplemental Indenture), the Thirteenth Supplemental Indenture dated as of June 1, 1992 (Thirteenth Supplemental Indenture), the Fourteenth Supplemental Indenture dated as of September 1, 2001 (Fourteenth Supplemental Indenture), the Fifteenth Supplemental Indenture dated as of November 1, 2001 (Fifteenth Supplemental Indenture), and the Sixteenth Supplemental Indenture dated as of December 1, 2009 (Sixteenth Supplemental Indenture) (collectively, the Indenture); each of which provided for the creation of a new series of First Mortgage Bonds (any such series outstanding, herein referred to as the Bonds) or modified certain provisions of the Original Indenture and the First Supplemental Indenture;

WHEREAS, on October 28, 2009, Florida Public Utilities became a wholly owned subsidiary of Chesapeake pursuant to the Agreement and Plan of Merger, dated April 17, 2009, by and among Chesapeake, Florida Public Utilities and CPK Pelican, Inc.;
WHEREAS, Florida Public Utilities has previously entered into that certain Bond Purchase Agreement dated as of May 1, 1988 (as the same has been amended to the date hereof and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, the Allstate Bond Purchase Agreement) between Florida Public Utilities and Allstate Life Insurance Company (Allstate), providing for, among other things, the issue and sale by Florida Public Utilities to Allstate of (i) $10,000,000 aggregate principal amount of its First Mortgage Bonds, 9.57% Series, due May 1, 2018 and (ii) $5,500,000 aggregate principal amount of its First Mortgage Bonds, 10.03% Series, due May 1, 2018 (collectively, the Allstate Bonds);
WHEREAS, Section 7 of the Allstate Bond Purchase Agreement requires Florida Public Utilities to deliver stand alone financial statements of Florida Public Utilities;
WHEREAS, Florida Public Utilities has requested that Allstate consent to and permit Florida Public Utilities to satisfy the requirement of Section 7 of the Allstate Bond Purchase Agreement to deliver certain of its financial statements by delivery of consolidated financial statements of Chesapeake;
WHEREAS, in connection with the foregoing consent, Chesapeake has agreed to guarantee the Allstate Bonds; and
WHEREAS, it is the intention of both Florida Public Utilities and Chesapeake, as the parent company of Florida Public Utilities, to treat all outstanding holders of Bonds equally, obtain a similar consent from the holders of Bonds party to that certain Bond Purchase Agreement, dated as of June 1, 1992, which contains an equivalent financial statements delivery requirement, and deal with all holders of Bonds in a collective manner.
NOW THEREFORE, it is the purpose of this Seventeenth Supplemental Indenture (Seventeenth Supplemental Indenture) to have Chesapeake guarantee the payment and performance obligations of Florida Public Utilities under the Indenture.

1. Florida Public Utilities acknowledges and expressly states that nothing in this Seventeenth Supplemental Indenture shall be deemed in any manner to impair the lien and security of the Indenture, or any of the rights or powers of the holders of the Bonds previously issued under the Indenture.
2. Chesapeake irrevocably and unconditionally guarantees (1) the full and prompt payment of the principal of, premium, if any, and interest on the Bonds from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent permitted by applicable law, interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Bonds) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by Florida Public Utilities of each and all of the obligations, covenants and agreements required to be performed or owed by Florida Public Utilities under the terms of the Bonds, the Indenture and any bond purchase agreement, each as amended from time to time and (3) the full and prompt payment, upon demand by any holders of the Bonds of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the holders under or in respect of the Bonds, the Indenture, or any bond purchase agreement, each as amended from time to time, or in any consultation or action in connection therewith.
3. For the avoidance of doubt, this is a guarantee of payment and performance (not merely of collection).
4. This Seventeenth Supplemental Indenture shall be deemed a contract made under the laws of the state of Florida, and shall be governed and construed in accordance with the laws of Florida.
[Signature page follows.]

IN WITNESS WHEREOF, Chesapeake Utilities Corporation and Florida Public Utilities Company have caused this Seventeenth Supplemental Indenture to be signed in the corporate names and on behalf of its President or one of its Vice Presidents; and U.S. Bank National Association, in token of its acceptance of the trust hereby created, has caused this Seventeenth Supplemental Indenture to be signed in its name and on its behalf by its President or one of its Vice Presidents, in token of its acceptance of the trust; all as of the day and year first above written.

CHESAPEAKE UTILITIES CORPORATION		FLORIDA PUBLIC UTILITIES COMPANY

By:	/s/ Michael P. McMasters Michael P. McMasters	By:	/s/ Beth W. Cooper Beth W. Cooper
	President and CEO		Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, Trustee

		By:	/s/ Terence T. Rawlins Terence T. Rawlins
Vice President

STATE OF Delaware
COUNTY OF Kent
The foregoing instrument was acknowledged before me this 12th day of April  , 2011, by Michael P. McMasters, who is personally known to me or who has produced                      as identification and who took an oath.

Typed or Printed Name: Patricia L. Connors My Commission Expires: 2/19/12	/s/ Patricia L. Connors NOTARY PUBLIC
STATE OF Delware
COUNTY OF Kent
The foregoing instrument was acknowledged before me this 12th day of April, 2011, by Beth W. Cooper, who is personally known to me or who has produced                      as identification and who took an oath.

Typed or Printed Name: Patricia L. Connors My Commission Expires: 2/19/12	/s/ Patricia L. Connors NOTARY PUBLIC
STATE OF Florida
COUNTY OF Doval
The foregoing instrument was acknowledged before me this 14th day of April, 2011, by Terence T. Rawlins, who is personally known to me or who has produced                      as identification and who took an oath.

Typed or Printed Name: SARAH BANKER	/s/ Sarah Banker
My Commission Expires:	NOTARY PUBLIC